As filed with the Securities and Exchange Commission on November 17, 2004
                                                 Registration No. 333-

                                   UNITED STATES.
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                     FORM S-3

                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933

                              IT&E INTERNATIONAL GROUP
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter


                 Nevada                                  27-0009939
    -------------------------------                  ------------------
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                      505 Lomas Santa Fe Drive, Suite 200
                        Solana Beach, California 92075
                                (858) 366-0970
  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               PETER R. SOLLENNE
                            Chief Executive Officer
                           IT&E INTERNATIONAL GROUP
                      505 Lomas Santa Fe Drive, Suite 200
                        Solana Beach, California 92075
                                (858) 366-0970
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                                  ----------

           RICHARD S. BEBB                     THOMAS C. COOK
       Pillsbury Winthrop LLP        The Law Offices of Thomas C. Cook, Ltd.
         2475 Hanover Street             2921 N. Tenaya Way, Suite 234
      Palo Alto, California 94304           Las Vegas, Nevada  89128
                             ____________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
============================================================================
TITLE OF EACH                                   PROPOSED
CLASS OF                            PROPOSED    MAXIMUM
SECURITIES           AMOUNT         OFFERING    AGGREGATE      AMOUNT OF
TO BE                TO BE          PRICE PER   OFFERING       REGISTRATION
REGISTERED           RESISTERED(1)  SHARE(2)    PRICE(2)       FEE
Common Stock
$0.001 par value(3)  11,200,000     $0.60       $6,720,000     $852
============================================================================

(1) The shares being registered for resale by the selling stockholder are issuable upon conversion of a note and upon exercise of a warrant.
    Pursuant to Rule 416 under the Securities Act of 1933, the number of shares registered hereby shall also be deemed to include such indeterminate number of additional shares of common stock that may be issued or have been issued upon conversion of the note or upon exercise of the warrant solely as a result of provisions to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and ask prices of the Company's common stock on the Over-the-Counter Bulletin Board on November 16, 2004.
(3) The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Action of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2004

PROSPECTUS
----------
                               11,200,000 SHARES

                           IT&E INTERNATIONAL GROUP

                                 COMMON STOCK
                            ______________________


      This prospectus relates to the offer and sale from time to time by the selling stockholder identified herein of up to 11,200,000 shares of common stock issuable upon the conversion of a secured convertible term note and the exercise of a warrant. The warrant entitles the holder to purchase 962,000 shares of common stock for $0.94 per share and an additional 962,000 shares of common stock for $1.12 per share.

      The selling stockholder may offer and sell its shares in transactions on the Over-the-Counter Bulletin Board, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

      The selling stockholder may sell shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares or both. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

      Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "ITER.OB." The last reported sale price for our common stock on November 16, 2004 was $0.58 per share.

      Our principal executive offices are located at 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075 and our telephone number is (858) 366-0970.

                                  ------------


      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 1.

                                  ------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ------------

           The date of this prospectus is                    , 2004.

                               TABLE OF CONTENTS

                                                                           PAGE


THE COMPANY..................................................................1

FORWARD-LOOKING STATEMENTS...................................................4

USE OF PROCEEDS..............................................................5

SELLING STOCKHOLDER..........................................................5

PLAN OF DISTRIBUTION.........................................................6

LEGAL MATTERS................................................................7

EXPERTS......................................................................9

WHERE YOU CAN FIND MORE INFORMATION..........................................9

DOCUMENTS INCORPORATED BY REFERENCE..........................................9

      You should carefully consider the risks described below before making a decision to buy our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock. You should also refer to the other information set forth in this prospectus, including our consolidated financial statements and the related notes. The risks and uncertainties describe below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also negatively impact our business operations.





                                 RISK FACTORS

WE OPERATE IN A MARKET THAT IS HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR REVENUE COULD DECLINE AND WE MAY BE UNABLE TO GAIN MARKET SHARE.
----------------------------------------------------------------------------

      The market for life science outsourcing is relatively new and highly competitive. Our future success will depend on our ability to adapt to changing technologies, evolving industry standards, product offerings, evolving demands of the marketplace and to expand our customer base through long-term contracts.

      Some of our competitors have:

      o  longer operating histories;

      o  larger customer bases;

      o more experience in completing clinical trials in order to obtain regulatory approvals;

      o  greater marketing capabilities;

      o  greater name recognition and longer relationships with clients;
         and

      o significantly greater financial, technical, marketing and public relations resources than IT&E.

      Our competitors may also be better positioned to address technological and market developments or may react more favorably to technological changes. We compete on the basis of a number of factors, including;

      o  breadth and quality of services;

      o  creative design and systems engineering expertise;

      o  pricing;

      o  technological innovation; and

      o  understanding clients' strategies and needs.

      If we fail to gain market share or lose existing market share, our financial condition, operating results and business could be adversely affected and the value of the investment in us could be reduced significantly. We may not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully.

WE MAY NOT BE ABLE TO ATTRACT, RETAIN OR INTEGRATE KEY PERSONNEL, WHICH MAY PREVENT US FROM SUCCESSFULLY OPERATING OUR BUSINESS.
---------------------------------------------------------------------------

      We may not be able to retain our key personnel or attract other qualified personnel in the future. Our success will depend upon the continued service of key management personnel. The loss of services of any of the key members of our management team or our failure to attract and retain other key personnel could disrupt operations and have a negative effect on employee productivity and morale and harm our financial results.

WE MAY BE RESPONSIBLE FOR MAINTAINING SENSITIVE PATIENT INFORMATION, AND ANY UNAUTHORIZED USE OR DISCLOSURE COULD RESULT IN SUBSTANTIAL DAMAGE AND HARM TO OUR REPUTATION.
-----------------------------------------------------------------------------

      We collect and utilize data derived from various sources to recruit patients for clinical studies. We have access to names and addresses of potential patients who may participate in these studies. As a result, we know what studies are taking place, and who may be participating in these studies. In order to deliver a targeted mail program, we compile specific demographic information. We must protect this information to address privacy concerns. The information keyed to a specific disease state could be inadvertently disclosed without the consent of the patient. Due to these privacy concerns, we must take steps to ensure patient lists remain confidential. Any unauthorized disclosure or use could result in a claim against us for substantial damages and could harm our reputation. There can be no assurance that any protection will be available for such data or that others will not claim rights to such data.

IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS MAY SUFFER, WE MAY LOSE REVENUE OR WE MAY BE REQUIRED TO SPEND SIGNIFICANT TIME AND RESOURCES TO DEFEND OUR INTELLECTUAL PROPERTY RIGHTS.
-------------------------------------------------------------------------------

      We rely on a combination of copyright, trademark, trade secrets, confidentiality procedures and contractual procedures to protect our intellectual property rights. If we are unable to adequately protect our intellectual property, our business may suffer from the piracy of our technology and the associated loss in revenue. Any copyrights that we may hold may not sufficiently protect our intellectual property and may be challenged by third parties. The more widely we employ successful recruiting methods, the more likely these methods will become vulnerable to duplication. Other parties may also independently develop similar or competing methods or services that do not infringe upon our intellectual property rights. These infringement claims or any future claims could cause us to spend significant time and money to defend our intellectual property rights, redesign our products or develop or license a substitute technology. We may be unsuccessful in acquiring or developing substitute technology and any required license may be unavailable on commercially reasonable terms, if at all. In the event of litigation to determine the validity of any third party claims or claims by us against such third party, such litigation, whether or not determined in our favor, could result in significant expense and divert the efforts of our technical and management personnel, regardless of the outcome of such litigation.

GOVERNMENT REGULATION COULD ADVERSELY EFFECT OUR PROFITABILITY.
---------------------------------------------------------------

      Many of our services, including patient recruitment, are subject to government regulation. For example, our brochures and advertisements to recruit patients are subject to a Independent Board Review and subsequent approval from the physician researchers. Although we expect to obtain all required federal and state permits, licenses, and bonds to operate our business, there can be no assurance that we will obtain the necessary approvals, which may significantly impact our revenues and profits. Further, there can be no assurances that our business will not be subject to more restrictive regulation.

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.
-------------------------------------------------------------------------------

      As of September 30, 2004, there were approximately 19,000,000 shares of common stock outstanding, of which approximately 11,000,000 are restricted securities under the Securities Act, which are held by our affiliates. These restricted securities will be eligible for sale from time to time upon expiration of applicable holding periods under Rule 144 under the Securities Act. If these holders sell in the public market, these sales could cause the market price of our common stock to decline. This also could make it more difficult for us to raise funds through future offerings of our common stock.

ISSUANCE OF STOCK TO FUND OUR OPERATIONS MAY DILUTE YOUR INVESTMENT AND REDUCE YOUR EQUITY INTEREST.
------------------------------------------------------------------------------

      We may need to raise capital in the future. Any equity financing may have significant dilutive effect to stockholders and a material decrease in stockholders' equity interest in IT&E. We may be required to raise capital, at time and in amount, which are uncertain, especially under the current capital market conditions, and on undesirable terms. At its sole discretion, the board of directors may issue additional securities without seeking stockholder approval.

WE MAY PURSUE STRATEGIC ACQUISITIONS OR INVESTMENTS IN NEW MARKETS AND MAY ENCOUNTER RISKS ASSOCIATED WITH THESE ACTIVITIES THAT COULD HARM OUR BUSINESS AND OPERATING RESULTS.
-----------------------------------------------------------------------------

      We may pursue acquisitions of, or investments in, businesses and assets in new markets that we believe will complement or expand our existing business or our customer base. Our acquisition strategy involves a number of risks, including:

      o difficulty in successfully integrating acquired operations, personnel, technology, customers, partner relationships, services and businesses with our operations;

      o loss of key employees of acquired operations or inability to hire key employees necessary for our expansion;

      o diversion of our capital and management attention away from other business issues;

      o  an increase in our expenses and working capital requirements; and

      o other financial risks, such as potential liabilities of the businesses we acquire.

      Our growth may be limited and our competitive position may be harmed if we are unable to identify, finance and complete future acquisitions. There can be no assurance that we will be able to identify, negotiate or finance future acquisitions successfully. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities, amortization expenses related to goodwill and other intangible assets, a decrease in profitability, or future losses. The incurrence of debt in connection with any future acquisitions could restrict our ability to obtain working capital or other financing necessary to operate our business. Our future acquisitions or investments may not be successful, and if we fail to realize the anticipated benefits of these acquisitions reinvestments, our business and operating results could be harmed.

THE ACTUAL OR ANTICIPATED RESALE BY THE SELLING STOCKHOLDER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.
----------------------------------------------------------------------------

      The resale of our common stock by the selling stockholder through open market transactions or other means may, depending upon the timing of the resales, depress the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated resales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

                                  THE COMPANY

      We are a life sciences organization focused on providing our clients with solutions to complex needs in clinical research and regulatory compliance. Our strengths are derived from a solid foundation of forward thinking and continuous investment in training and research. We serve a variety of clients, including those in the private industry, public institutions, research facilities and the government. By focusing on specialized practice areas in regulatory compliance, clinical research, international development, global health and advanced technology research, we are able to offer solutions with one common goal in mind, to improve the human condition by delivering forward thinking solutions to the global community.

      We operate our business in two divisions, Regulatory Compliance and Clinical Services & Solutions. The Regulatory Compliance division serves the pharmaceutical, biotech, biopharmaceutical, medical device and other life science companies by providing them with outsourced expertise to evaluate, structure, implement and maintain effective quality programs and processes that ensure compliance with applicable Food and Drug Administration, or FDA, regulations. We offer a breadth of solutions for validation and compliance systems, computer systems, networks, lab and manufacturing processes, clinical data systems, laboratory automation, content management, electronic document management, facilities and utilities.

      Our Clinical Services & Solutions division offers a full complement of clinical trial support services. We provide case report form design, protocol development, data entry and verification, full tracking and audit trail documentation, adverse event reporting and a complete solution in biometrics and analysis. The biostatistical group also provides data mining studies, data base design, representation at FDA and other regulatory meetings, and specialized biostatistical analysis.

      We were incorporated in Nevada in 2002 as Clinical Trials Assistance Corporation. In April 2004, we merged with IT&E International, Inc. and changed our name to IT&E International Group. Our executive offices are located at 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075 and our telephone number is (858) 366-0970. Our website address is located at http://www.iteinternational.com. The information contained in our website does not form any part of this prospectus or the registration statement of which this prospectus is a part.

                          FORWARD-LOOKING STATEMENTS

      When used in this prospectus, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements as to recruiting methodologies and required federal and state permits, license and bonds. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed above, as well as risks related to ability to develop efficient and cost effective methodologies, government regulations, and the risks set forth above under the caption, "Risk Factors." These forward-looking statements speak only as of the date hereof. IT&E expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares by the selling stockholder. However, we will receive the exercise price if the selling stockholder exercises its warrant. We cannot be certain as to when and if the warrant will be exercised. All proceeds from the sale of the shares will be for the account of the selling stockholder, as described below. See "Selling Stockholder" and "Plan of Distribution."

                              SELLING STOCKHOLDER

      The following table sets forth information regarding the beneficial ownership of common stock as of September 30, 2004 by the selling stockholder and the shares issuable upon conversion of the secured convertible term note and upon exercise of the warrants being offered by the selling stockholder.

      Laurus Master Fund, Ltd. is offering for resale up to an aggregate of 11,200,000 shares of our common stock. In October 2004, we entered into a securities purchase agreement with Laurus, pursuant to which we sold a secured convertible term note in an aggregate principal amount of $5,000,000, due October 18, 2007, with interest at prime rate plus 2.50% per annum. We may issue to Laurus an additional note up to $2,000,000 prior to July 15, 2005. Such note, if any, will be governed by the terms and conditions of the securities purchase agreement. Prior to October 18, 2007, Laurus may convert the note, including principal and accrued interest, into shares of common stock at an initial conversion price of $0.75 per share, subject to certain adjustments. In connection with this note, we issued to Laurus a warrant to purchase up to 1,924,000 shares of our common stock. The warrant is fully vested and exercisable at any time until October 18, 2011. The exercise price for the first 962,000 shares is $0.94 per shares and the exercise price for the second 962,000 shares is $1.12 per share, subject to certain adjustments. In connection with the transaction, we paid to Laurus a fee equal to 3.5% of the aggregate principal amount of the note.

      To our knowledge, Laurus is not a registered broker-dealer. Unless otherwise described below, to our knowledge, neither selling stockholder nor any of its affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

      Information with respect to beneficial ownership of the selling stockholder is based upon information furnished by the selling stockholder. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of common stock.






                                                  Number
                            Shares Beneficially   of        Shares Beneficially
                            Owned Prior to        Shares    Owned After
                            Offering (1)          Being     Offering (1)
Name of Beneficial Owner    Number    Percent     Offered   Number   Percent
-----------------------     ------    -------     -------   ------   -------
Laurus Master Fund, Ltd.(2)  948,000  4.99%       11,200,000  0       -
----------------------------------------------------------------------------

________________________
(1)There were 19,000,000 shares of common stock outstanding as of September 30, 2004. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity prior to the offering, we deemed outstanding shares of common stock subject to options and shares of common stock subject to convertible securities held by that person that are currently exercisable or exercisable within 60 days
   of September 30, 2004.   However, in computing the number of shares of
   common stock beneficially owned by a person or entity and the percentage of ownership of that person or entity after the offering, we have assumed that 19,000,000 shares of common stock will be outstanding upon completion of the offering assuming conversion and exercise of all outstanding convertible securities held by the selling stockholder listed above.

(2)Eugene Grin and David Grin are the sole members of Laurus Capital Management L.L.C., the manager of Laurus Master Fund Ltd., and consequently have voting and investment control over the securities held by Laurus Master Fund Ltd. The selling stockholder holds a convertible note and a warrant to purchase shares of our common stock as set forth in the Selling Stockholder table and has exercised his right to include such shares in this prospectus pursuant to a registration rights agreement dated October 18, 2004. As of the date hereof, the selling stockholder has not converted any portion of the note or exercised the warrant. Under the terms of the secured convertible term not and the warrant, the selling stockholder may not convert the note or the warrant if the number of shares issued upon such conversion and/or exercise would cause the selling stockholder to beneficially own more than 4.99% of our issued and outstanding shares of common stock without 75 days prior notice.

                             PLAN OF DISTRIBUTION

      The selling stockholder may offer and sell the shares covered by this prospectus at various times. As used in this prospectus, the term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus. The selling stockholder will act independently of IT&E in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling stockholder in transactions on the Over-the-Counter Bulletin Board or otherwise. These sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The shares may be sold by means of one or more of the following methods:

      o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

      o ordinary brokerage transactions in which the broker solicits purchasers;

      o in connection with the loan or pledge of shares registered hereunder to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

      o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

      o  privately negotiated transactions; or

      o  in a combination of any of the above methods.

      If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

      The selling stockholder may sell the shares described in this prospectus directly to purchasers or to or through broker-dealers, which may act as agents or principals. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in resales. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from the purchasers of the shares or from both. This compensation may exceed customary commissions. The selling stockholder may also transfer, devise or gift these shares by other means not described in this prospectus.

      The selling stockholder also may resell all or a portion of the shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act and any applicable state securities laws in open market transactions in reliance upon Rule 144 under the Securities Act and such state securities laws. The selling stockholder has not advised us of any specific plans for the distribution of the shares covered by this prospectus. When and if we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the shares covered by this prospectus, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC. This supplement or amendment will include the following information:

      o  the name of the participating broker-dealer(s) or underwriters;

      o  the number of shares involved;

      o  the price(s) at which the shares were sold;

      o  the commissions paid or discounts or concessions allowed by the
         selling stockholder to the broker-    dealers or underwriters, if any;
         and

      o  other information material to the transaction.

      The selling stockholder and any broker-dealers, agents or underwriters that participate with the selling stockholder in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any of those persons, and any profits received on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have advised the selling stockholder that the anti-manipulation rules promulgated under the Exchange Act, including Regulation M, may apply to sales of the shares offered by the selling stockholder.

      The selling stockholder may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

      We will not receive any proceeds from the sale of the shares by the selling stockholder. However, we will receive the exercise price if a selling stockholder exercises its warrant. We cannot be certain as to when and if this warrant will be exercised.

      IT&E has agreed to bear all expenses of registration of the shares, including fees and expenses, if any, of one counsel to the selling stockholder. Any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder selling those shares.

      There can be no assurances that the selling stockholder will sell all or any of the shares of common stock offered under this prospectus.

      This registration statement to which this prospectus relates is being filed pursuant to the Investors Agreement. Subject to the terms and conditions of the Registration Rights Agreement, we agreed to keep this registration statement effective until the earlier of:

      o the date as of which all shares of our common stock registered under this registration statement have been sold; or

      o the date as of which the selling stockholder may sell all its shares of our common stock registered under this registration statement during any 90 day period pursuant to Rule 144 of the Securities Act and are registered or qualified or exempt form registration or qualification under the registration, permit or qualification of all applicable state securities laws.

                                 LEGAL MATTERS

      The validity of any securities offered by this prospectus is being passed upon for us by The Law Offices of Thomas C. Cook, Ltd., Las Vegas, Nevada.

                                    EXPERTS

      Our financial statements are incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2003 have been so incorporated in reliance upon the report of Beckstead and Watts, LLP, independent registered public accountants, given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. Please call the Commission at 1-800-SEC-0330 for more information on its public reference room. The Commission also maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

      Our website is http://www.iteinternational.com. We make available free of charge, on or through our website, our annual, quarterly and current reports, and any amendments to those reports, as soon as reasonably practicable after electronically filing such reports with the SEC. Information contained on our website is not part of this registration statement.

      We have filed with the Commission a registration statement, which contains this prospectus, on Form S-3 under the Securities Act of 1933. The registration statement relates to the common stock offered by the selling stockholder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and the common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

                      DOCUMENTS INCORPORATED BY REFERENCE

      The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed. The documents we incorporate by reference are:

      o  Our Annual Report on Form 10-KSB for the year ended December 31,
         2003.

      o Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2004.

      o Our Current Report on Form 8-K filed with the Commission on April 15 and October 22, 2004 and on Form 8-K/A filed on June 15, 2004.

      o The description of our common stock contained in our registration statement on Form 10-SB/A filed under the Exchange Act on June 24, 2003.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:

      505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075
                           Telephone (858) 366-0970

      We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling stockholder is offering to sell, and seeking offers to buy, only the shares of IT&E common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable by the selling stockholder. All amounts are estimated except the SEC registration fee.




SEC registration fee..............         $    852
Blue Sky Qualification Fees and Expenses      1,500
Legal Fees and Expenses...........           17,000
Accounting Fees and Expenses......            2,500
Miscellaneous.....................              598
                                           --------
                                           $ 22,450


ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 78.7502 and 78.751 of the General Corporation Law of Nevada provides for the indemnification of officer, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Nevada Law provides, among other things, that a corporation may indemnify a person who was or is a party to or is threatened to be made a party to, any threatened pending or completed action by reason of their service to the corporation. Expenses include attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action suit or proceeding. In order to be entitled to indemnification such person must have reasonably relied on information provided by the corporation or acted in good faith. Further, discretionary indemnification may be authorized by the Board of Directors, the stockholders, a majority vote of a quorum of disinterested directors, of if no quorum can be obtained, by legal opinion of counsel. Article V of the Registrant's Bylaws (Exhibit 3.2 to the Registrant's Form 10-SB (File No. 000-50095)) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the General Corporation Law of Nevada.

ITEM 16.EXHIBITS.

      EXHIBIT
      NUMBER      DESCRIPTION OF DOCUMENT

      4.1         Secured Convertible Term Note (incorporated by reference to
                  Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      4.2         Common Stock Purchase Warrant(incorporated by reference to
                  Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      4.3 Registration Rights Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      5.1         Opinion of The Law Offices of Thomas C. Cook, Ltd.

      10.1 Securities Purchase Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on October 22,
                  2004).

      10.2 Restricted Account Agreement dated October 18, 2004, by and among the Registrant, North Fork Bank, and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on October 22,
                  2004).

      10.3 Security Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      10.4 Amendment to Securities Purchase Agreement dated November 16, 2004, by and between the Registrant and Laurus Master Fund, Ltd.

      23.1        Consent of Independent Registered Public Accountants.

      23.2 Consent of The Law Offices of Thomas C. Cook, Ltd. (included in its opinion filed as Exhibit 5.1).

      24.1        Power of Attorney (see page II-3).




ITEM 17.UNDERTAKINGS.


      The undersigned Registrant hereby undertakes that it will:

            (1)File, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

               (i)Include any prospectus required by Section 10(a)(3) of the
            Securities Act;

               (ii)Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii)Include any additional or changed material information on the plan of distribution.

            (2)For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

            (3)File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and Form S-3 and has duly caused this Registration Statement of Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Solana Beach, State of California, on November 16, 2004.

                                           IT&E INTERNATIONAL GROUP

                                           By: /s/ Peter R. Sollenne
                                           -------------------------------
                                                   Peter R. Sollenne,
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Sollenne and Kelly Alberts, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, and in the capacities and on the dates indicated.

              Name                         Title                    Date
              ----                         -----                    -----

        Peter R. Sollenne        Chief Executive Officer          November 16,
                                 (Principal Executive Officer        2004
                                 and Principal Financial and
                                 Accounting Officer) and
                                 Director
------------------------------------------------------------------------------
        Kelly Alberts            President, Chief Operations     November 16,
                                 Officer and Director               2004
------------------------------------------------------------------------------
        Tony Allocca             Director                        November 16,
                                                                    2004
------------------------------------------------------------------------------

                                 EXHIBIT INDEX

      EXHIBIT
      NUMBER      DESCRIPTION OF DOCUMENT

      4.1         Secured Convertible Term Note (incorporated by reference to
                  Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      4.2         Common Stock Purchase Warrant(incorporated by reference to
                  Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      4.3 Registration Rights Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 4.3 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      5.1         Opinion of The Law Offices of Thomas C. Cook, Ltd.

      10.1 Securities Purchase Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on October 22,
                  2004).

      10.2 Restricted Account Agreement dated October 18, 2004, by and among the Registrant, North Fork Bank, and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K filed on October 22,
                  2004).

      10.3 Security Agreement dated October 18, 2004, by and between the Registrant and Laurus Master Fund Ltd. (incorporated by reference to Exhibit 99.3 of the Registrant's Current Report on Form 8-K filed on October 22, 2004).

      10.4 Amendment to Securities Purchase Agreement dated November 16, 2004, by and between the Registrant and Laurus Master Fund, Ltd.

      23.1        Consent of Independent Registered Public Accountants.

      23.2 Consent of The Law Offices of Thomas C. Cook, Ltd. (included in its opinion filed as Exhibit 5.1).

      24.1        Power of Attorney (see page II-3).